Exhibit 10.42

LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

THIS LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE (the “Consent Agreement”) is entered into as of June 20, 2002, by and among EOP-INDUSTRIAL PORTFOLIO, L.L.C., a Delaware limited liability company (“Landlord”), AVENTIS PHARMACEUTICALS INC., a Delaware corporation (“Assignor”) and KOSAN BIOSCIENCES, INCORPORATED, a Delaware corporation (“Assignee”).

RECITALS:

A.  Landlord (as successor in interest to Spieker Properties, L.P., a California limited partnership), as landlord, and Assignor (formerly named Rhone-Poulenc Rorer Pharmaceuticals, Inc., a Delaware corporation), as tenant, are parties to that certain lease dated December 1, 1997 (the “Lease”). Pursuant to the Lease, Landlord has leased to Assignor space currently containing approximately 69,512 rentable square feet (the “Premises”) of industrial space located at 3825 Bay Center Place, Building A, Hayward, California (the “Building”) in the project commonly known as Bay Center III Business Park.

B.  Assignor and Assignee have entered into that certain agreement (“Assignment Agreement”) attached hereto as Exhibit A whereby Assignor assigned all of its right, title and interest in and to the Lease to Assignee.

C.  Assignor and Assignee have requested Landlord’s consent to the Assignment Agreement and the transaction described therein.

D.  Landlord has agreed to give such consent upon the terms and conditions contained in this Consent Agreement.

NOW THEREFORE, in consideration of the foregoing recitals which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Assignor and Assignee agree and represent as follows:

1.  Assignment Agreement.    Assignor and Assignee hereby represent and warrant that: (a) a true, complete and correct copy of the Assignment Agreement is attached hereto as Exhibit A; and (b) the Assignment Agreement fully assigns all of Assignor’s right, title and interest in the Lease to Assignee (the “Transfer”).

2.  Representations.    Assignor hereby represents and warrants that Assignor (i) has full power and authority to assign its entire right, title and interest in the Lease to Assignee; (ii) has not transferred or conveyed its interest in the Lease to any person or entity, collaterally or otherwise; and (iii) has full power and authority to enter into the Assignment Agreement and this Consent Agreement. Assignee hereby represents and warrants that Assignee has full power and authority to enter into the Assignment Agreement and this Consent Agreement.

3.  Assumption.    Notwithstanding anything to the contrary contained in the Assignment Agreement, Assignee, for itself and its successors and assigns, hereby assumes and agrees to perform and be bound by all of the covenants, agreements, provisions, conditions and obligations of the tenant under the Lease, including but not limited to, the obligation to pay Landlord for all adjustments of rent and other additional charges payable pursuant to the terms of the Lease. Nothing contained in the Assignment Agreement shall be deemed to amend, modify or alter in any way the terms, covenants and conditions set forth in the Lease.

4.  No Release.    Nothing contained in the Assignment Agreement or this Consent Agreement shall be construed as relieving or releasing the Assignor from any of its obligations under the Lease, and it is expressly understood that Assignor shall remain liable for such obligations notwithstanding the subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Notwithstanding the foregoing to the contrary, in the event Assignee properly exercises the Renewal Option set forth in Section 38 E of the Lease, Landlord shall release and discharge Assignor from any obligations, agreements, and covenants to be observed and performed by the “Tenant” under the Lease relating to or arising out of the period from and after the expiration of the initial term of the Lease; and such release and discharge shall be, and is hereby declared to be, effective without the execution by Landlord of any other documents provided that

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Assignor transfers to Landlord prior to the expiration of the initial term of the Lease the full amount of the Security Deposit (as defined in the Assignment) then held by Assignor pursuant to Section 15 of the Assignment.

In the event Assignee properly exercises the Renewal Option set forth in Section 38 E of the Lease, Assignor agrees to deposit with Landlord the Security Deposit, then held by Assignor, as stated in Section 15 of the Assignment. Notwithstanding any provision of the Lease to the contrary, the Security Deposit shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Assignee’s covenants and obligations under the Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Assignee’s default. Upon the occurrence of any event of default by Assignee under the Lease, Landlord may from time to time, without prejudice to any other remedy provided in the Lease or by law, use such fund to the extent necessary to credit against any arrears of Rent or other payments due to Landlord under the terms and provisions of the Lease and any other damage, injury, expense or liability caused by an event of default under the Lease, and Assignee shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount throughout the term of the Lease as extended. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be promptly returned by Landlord to Assignee at such time after termination of the Lease that all of Assignee’s obligations under the Lease have been fulfilled and in any event within forty five (45) days from the date of termination, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Assignee in the payment of Rent or other obligations of Assignee under the Lease, including any obligation to repair damage to the Premises, Building or Project caused by Assignee or any Assignee’s Parties as required pursuant to the Lease. Landlord is hereby granted a security interest in the Security Deposit in accordance with applicable provisions of the California Commercial Code. Landlord may use and commingle the Security Deposit with other funds of Landlord. Assignee hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of any Regulations, (as defined in the lease) now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

In no event shall the Assignment Agreement or this Consent Agreement be construed as granting or conferring upon the Assignor or the Assignee any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect, except as provided above. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Premises shall be performed with Landlord’s prior written approval and in accordance with the terms and conditions of the Lease. Landlord acknowledges that Assignee intends to perform certain tenant improvements in the Premises in accordance with the provisions of Exhibit A of the Assignment Agreement. Landlord hereby generally approves of the type of work to be performed by Assignee, provided that the specific work to be performed by Assignee shall be subject to Landlord’s further prior approval as set forth in the Lease, and further provided that such work shall otherwise be performed in accordance with the provisions of the Lease. It is specifically understood that Landlord is not a party to the Assignment Agreement and, notwithstanding anything to the contrary contained in the Assignment Agreement, is not bound by any terms, provisions, representations or warranties contained in the Assignment Agreement and is not obligated to Assignor or Assignee for any of the duties and obligations contained therein.

5.  Improvement Payment.    Landlord acknowledges that pursuant to Section 9 of the Assignment Agreement, Assignor is receiving a payment in the amount of $1,000,000.00 (the “Improvement Payment”) from Assignee in connection with the assignment of all of Assignor’s right, title and interest (if any) in and to the improvements constructed by Assignor in the Premises and that the Improvement Payment does not constitute Bonus Rent payable in whole or in part to Landlord pursuant to Section 21.B. of the Lease. Notwithstanding any of the foregoing or anything in the Assignment Agreement to the contrary, Assignor and Assignee acknowledge and agree that pursuant to Section 12 of the Lease, all Alterations and improvements to the Premises (including but not limited to the improvements constituting consideration for the Improvement Payment) shall be and become the property of Landlord if Landlord so elects at the expiration or earlier termination of the Lease and that the provisions of Section 12 of the Lease supersede any

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rights of Assignor or Assignee in and to the Alterations in the Premises which are granted or conveyed pursuant to the Assignment Agreement.

6.  In addition, Assignor and Assignee further acknowledge and agree that in the event of any subsequent assignment of the Lease or sublease of all or a portion of the Premises, any consideration received by Assignor and Assignee which is attributable to the current (as of the date of this Consent Agreement) Alterations or improvements to the Premises (the “Current Alterations”) shall be divided and paid 50% percent to Assignee or Assignor (as the case may be) and 50% to Landlord. In the alternative, in the event consideration is paid in connection with such assignment or sublease, but none of the consideration so paid is allocated to the Current Alterations, then Assignor and Assignee agree that the cost or value of the Current Improvements shall not be deducted from the consideration received in connection with such assignment or sublease for purposes of determining the Bonus Rent payable to Landlord in connection with such assignment or sublease.

7.  Tenant Default.    Notwithstanding anything in the Lease to the contrary, Landlord agrees that in the event of a default by Assignee under the Lease which continues beyond any applicable notice and cure period set forth therein, Landlord shall not terminate the Lease or Assignee’s right to possession thereunder or exercise any other right or remedy relating thereto, unless and until Landlord has provided Assignor with written notice of Assignee’s default under the Lease and Assignor has failed to cure such default within 3 business days of Assignor’s receipt of written notice of such default from Landlord.

8.  Review Fee.    Upon Assignor’s execution and delivery of this Consent Agreement, Assignor shall pay to Landlord the sum of $0.00 in consideration for Landlord’s review of the Assignment Agreement and preparation of this Consent Agreement.

9.  Landlord’s Consent.    In reliance upon the agreements and representations contained in this Consent Agreement, Landlord hereby consents to the Transfer. This Consent Agreement shall not constitute a waiver of the obligation of the tenant under the Lease to obtain the Landlord’s consent to any subsequent assignment, sublease or other transfer under the Lease, nor shall it constitute a waiver of any existing defaults under the Lease.

10.  Notice Address.    Any notices to Assignee shall be effective when served to Assignee at the Premises in accordance with the terms of the Lease. From and after the effective date of the Assignment, notices to Assignor shall be served at the following address Aventis Pharmaceuticals, Building 200, 200 Crossing Blvd., Bridgewater, NJ 08807 Attention: VP Legal Corporate Development, Mail Stop BX2-700A; with a copy to Aventis Pharmaceuticals, 400 Somerset Corporate Blvd., Box 6912 Bridgewater, NJ 08807-0912 Attention: North America Real Estate, Mail Stop SC4-725B:

11.  Copies of Notice.    From and after the effective date of the Assignment, in accordance with the terms of the Lease, Landlord will provide copies of all notices to Assignor and Assignee.

12.  Authority.    Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

13.  Counterparts.    This Consent Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

14.  Future Improvements.    As to any improvements made by Assignee to the Premises, that are approved by Landlord, Landlord agrees to look solely to Assignee to restore Premises in the event such restoration is required under the Lease.

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IN WITNESS WHEREOF, Landlord, Assignor and Assignee have executed this Consent Agreement on the day and year first above written.

LANDLORD:

EOP-INDUSTRIAL PORTFOLIO, L.L.C., a Delaware limited liability company

By: EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

By: Equity Office Properties Trust, a Maryland real estate investment trust, its general partner

By:	/s/ MARK GEISREITER
Name: Title:	Mark Geisreiter Senior Vice President

ASSIGNOR:

AVENTIS PHARMACEUTICALS INC., a Delaware corporation

By:	/s/ CHARLES D. DUTTON
Name: Title:	Charles D. Dutton VP—Legal Corp. Development

ASSIGNEE:

KOSAN BIOSCIENCES, INCORPORATED, a Delaware corporation

By:	/s/ MICHAEL S. OSTRACH
Name: Title:	Michael S. Ostrach President

By:	/s/ SUSAN M. KANAYA
Name: Title:	Susan M. Kanaya S.V.P., Finance & C.F.O.

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EXHIBIT A

COPY OF ASSIGNMENT AGREEMENT

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ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE (the “Assignment”) is made and entered into as of this 21st day of June, 2002 (“Execution Date”), by and between AVENTIS PHARMACEUTICALS INC., formerly named Rhone-Poulenc Rorer Pharmaceuticals, Inc., a Delaware corporation (“Assignor”) and KOSAN BIOSCIENCES, INCORPORATED, a Delaware corporation (“Assignee”).

RECITALS

A.  Aventis Pharmaceuticals Inc., formerly named Rhone-Poulenc Rorer Pharmaceuticals, Inc., a Delaware corporation, as tenant, and Spieker Properties, L.P., a California limited partnership (“Spieker”), as landlord, entered into that certain Lease dated as of December 1, 1997 (the “Lease”), whereby Assignor leased from Spieker those certain premises located at 3825 Bay Center Place, Building “A” of Bay Center III Business Park, Hayward, California 94545 (herein the “Premises”).

B.  EOP—Industrial Portfolio, L.L.C., a Delaware limited liability company (“Landlord”) is the successor in interest to Spieker.

C.  On the terms and conditions set forth below, Assignor desires to assign all of its right, title and interest in and to the Lease to Assignee, and Assignee desires to assume all of Assignor’s rights, duties, and obligations in and to the Lease which first accrue on and after the Effective Date (defined below).

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Assignor and Assignee hereby covenant and agree as follows:

1.  Assignment of Lease.    If and when the Effective Date occurs, Assignor conveys, transfers and assigns to Assignee all of Assignor’s right, title and interest in and to the Lease, together with all of Assignor’s right, title, and interest (if any) in and to, and the right to use, all building alterations and improvements constructed by Assignor and its employees, agents, and contractors in the Premises, including all heating, ventilating, and air conditioning fixtures, chillers, boilers and laboratory casework, (the “Improvements”) but specifically excluding from the Improvements all biological safety cabinets, security, phone, and voice-mail systems, office, library, and laboratory furniture, all systems and equipment leased by Assignor (including but not limited to the deionized water system), and all other tangible personal property located at the Premises (the “Improvements”). ASSIGNEE UNDERSTANDS THAT THE IMPROVEMENTS ARE BEING CONVEYED “AS IS, WHERE IS”, WITH ANY AND ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY BY ASSIGNOR, EXPRESS OR IMPLIED, OF OWNERSHIP, MERCHANTABILITY, FITNESS, CONDITION, QUALITY, OR CAPACITY THEREOF.

2.  Assumption of Obligations.    If and when the Effective Date occurs, Assignee accepts the foregoing assignment and agrees to assume, pay and perform all terms and obligations of Assignor under the Lease first accruing on and after the Effective Date.

3.  Sale of Tangible Personal Property.    If and when the Effective Date occurs, Assignor conveys, transfers and assigns to Assignee all of Assignor’s right, title, and interest in and to certain tangible personal property, as further described in and pursuant to the Bill of Sale (“Bill of Sale”) attached hereto as Exhibit C, for the sum of Thirty-Eight Thousand One Hundred Ten Dollars ($38,110).

4.  Conditions Precedent.    This Assignment and the Bill of Sale shall become effective on the date by which all of the conditions precedent stated in this Section have been satisfied or waived (the “Effective Date”), but in no event shall the Effective Date be any earlier than June 1, 2002, nor any later than June 14, 2002. If any of the conditions precedent stated in this Section are not waived in writing or satisfied on or before June 14, 2002, then (a) this Assignment shall become void, whereupon neither Assignor nor Assignee shall have any further rights or obligations under this Assignment, and (b) Assignor shall continue to be bound by and to perform its obligations under the Lease, as if this Assignment had not been executed. The conditions precedent are as follows:

A.  Assignor has vacated and surrendered possession of the Premises and Improvements to Assignee in broom-clean condition and in the same configuration and condition existing on the Execution Date;

B.  All of the representations made herein by Assignor in Section 5 and by Assignee in Section 6 are true and correct as of the Execution Date and again as of the Effective Date;

C.  Landlord shall have approved this Assignment in writing on terms reasonably acceptable to both Assignor and Assignee;

D.  Assignee’s receipt of written approval from Landlord, in a form reasonably acceptable to Assignee, to construct the tenant improvements to the Premises described in Exhibit A attached hereto;

E.  Assignor has received from Assignee payment in full of One Million Dollars (US $1,000,000.00) as set forth in Section 9;

F.  Assignor has received from Assignee payment in full of Thirty-Eight Thousand One Hundred Ten Dollars ($38,110) as set forth in Section 3;

G.  Assignor has received from Assignee payment in full of Two Hundred Forty Thousand Dollars ($240,000), as a security deposit as set forth in Section 15; and

H.  Assignor has provided Assignee satisfactory evidence that it has closed out all permits issued to it by city, county, and state agencies as to Assignor’s use of the Premises and that Assignor has obtained all necessary closing certifications from applicable governmental authorities.

5.  Assignor’s Representations.    Assignor represents to Assignee (as of the Execution Date and again as of the Effective Date) as follows: (i) The Lease has not been modified, amended, supplemented, terminated, extended or renewed except as set forth in Exhibit B, and a true and correct copy of the Lease, including any amendments thereto, is attached as Exhibit B; (ii) Assignor has not previously assigned its interest in the Lease or sublet the Premises or any portion thereof or entered into any agreement permitting any person or entity to use or occupy any portion of the Premises or the Improvements; (iii) the Lease is in full force and effect and there exists no default under the Lease on the part of Assignor or, to the current actual knowledge of Assignor, Landlord, nor has any event occurred which, with the giving of notice or the passage of time or both, could constitute a breach or default by Assignor or, to the current actual knowledge of Assignor, Landlord under the Lease; (iv) Assignor has paid all base rent, additional rent, and all other charges presently due and payable under the Lease through and including June 30, 2002, subject to reconciliation of Operating Expenses (as that term is defined in Lease) by Landlord for calendar year 2001, if any; (v) Assignor is a corporation in good standing under Delaware law and is authorized to do business in California and the person signing this Assignment on behalf of Assignor has the full power and authority to bind Assignor to this Assignment; (vi) Assignor has not received written notice of any pending or threatened litigation which affects Assignor’s use of or operations on the Premises; and (vii) the “Commencement Date” of the Lease was March 1, 1998 and the “Expiration Date” of the Lease is February 29, 2008.

6.  Assignee’s Representations.    Assignee represents and warrants to Assignor that Assignee is a corporation in good standing under Delaware law and authorized to do business in California and the person signing this Assignment on behalf of Assignee has the full power and authority to bind Assignee to this Assignment.

7.  Indemnity.    If and when the Effective Date shall occur: (i) Assignor shall indemnify, defend (with counsel reasonably acceptable to Assignee), protect and hold harmless Assignee and its officers, directors, employees, agents and assigns from and against all claims, demands, losses, costs (including reasonable attorney’s fees and costs) or liabilities (a) arising under the Lease as a consequence of Assignor’s breach or default of the obligations of tenant under the Lease or relating to or resulting from Assignor’s use or occupancy of the Premises accruing prior to the Effective Date, and (b) arising from the breach of any of Assignor’s covenants, obligations, or representations in Section 5 under this Assignment; and (ii) Assignee shall indemnify, defend (with counsel reasonably acceptable to Assignor), protect and hold harmless Assignor and its officers, directors, employees, agents and assigns from and against all claims, demands, losses, costs (including reasonable attorney’s fees and costs) or liabilities (a) arising under the Lease as a consequence of Assignee’s breach or default of the obligations of the tenant under the Lease or relating to or resulting from Assignee’s use or occupancy of the Premises accruing on or after the Effective Date, and (b) arising from the breach of any of Assignee’s covenants, representations or obligations under this Assignment. The foregoing indemnity provisions shall survive the expiration or termination of the Lease and this Assignment.

8.  Proration of Costs.    All rent, operating expense pass-throughs and any other periodic charges payable by Assignor under the Lease shall be prorated between Assignor and Assignee as of the Effective Date, it being understood that Assignee shall have no obligation to pay any portion of Base Rent, Tenant’s Proportionate Share of Operating Expenses or any other Additional Rent or other sums accruing under the Lease at any time prior to the Effective Date, and it being further understood that Assignor shall have no obligation to pay any portion of Base Rent, Tenant’s Proportionate Share of Operating Expenses or any other Additional Rent or other sums accruing under the Lease on and after the Effective Date. The foregoing prorations shall include any operating expense reconciliation made by Landlord under the Lease, and shall be calculated as soon as is feasible. Any sums owed shall bear interest at the rate of twelve percent (12%) per anum or the highest amount allowed by law, whichever is less, if payment is not made by the responsible party within twenty (20) days after its receipt of a bill for any amounts owed.

9.  Improvement Payment.    If and when the Effective Date shall occur, then as consideration for Assignor’s assignment to Assignee of all of Assignor’s right, title and interest (if any) in and to the Improvements constructed by Assignor in the Premises, and as consideration for Assignee’s right to use the Improvements (which Improvements were constructed by Assignor at its cost), and not as consideration for the assignment of the Lease, Assignee shall pay to Assignor on the Effective Date the non-refundable cash sum of One Million Dollars (US $1,000,000.00) by wire transfer of immediately available funds.

10.  Brokerage Commissions.    Assignee and Assignor (i) represent to each other that they have not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder’s fees which would be earned or due and payable by reason of the execution of this Assignment, except a possible fee claimed by Cresa Partners, and (ii) agree to indemnify, defend and hold harmless each other from any claim for any such commission or fees which result from the actions of the indemnifying party; provided, however Assignor shall be responsible for the payment of the commission claimed by Cresa Partners (if any) in connection with this Assignment.

11.  Notices.    Unless at least five (5) days’ prior written notice is given in the manner set forth in this Section, the address of each party for all purposes connected with this Assignment shall be that address set forth below their signatures, at the end of this Assignment. All notices, demands or communications in connection with this Assignment shall be properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (registered or certified, return receipt requested, and postage prepaid). Notices shall be deemed effective on the first business day following receipt or refusal to accept delivery.

12.  Default.    In the event of any event of default under the Lease by Assignee that continues after the expiration of any applicable notice and cure periods or in the event of any breach of Assignee’s covenants in this Assignment, then at Assignor’s sole option and after Assignor’s notice to Assignee that Assignor intends to exercise its right of re-entry and reversion if the default is not cured by Assignee within five (5) days of Assignor’s notice to Assignee, this Assignment (except Assignee’s and Assignor’s obligations under Section 7) and all of Assignee’s rights hereunder shall terminate, and Assignor reserves a right of re-entry and all of Assignee’s right, title, estate, and other interest in, to, and under the Lease shall revert to Assignor. Failure by Assignor to exercise its reversion right in one instance does not waive Assignor’s right to exercise such right in the future. In the event of Assignor’s exercise of its reversion right, Assignor shall be entitled to immediate possession of the Premises.

13.  Notices.    Assignee covenants and agrees to deliver promptly to Assignor copies of all notices received from Landlord relating to defaults, events of default, breaches, non-compliance, notices of sale, change of addresses, requests for estoppel certificates, and all other notices relating to matters which could affect Assignor’s liabilities under the Lease, and Assignor agrees that it will promptly forward to Assignee a copy of any notices given by Landlord to Assignor relating to said matters as described in this Section.

14.  Copies of Amendments, Assignments and Subleases.    As a condition precedent to Assignee’s right to amend the Lease and as a condition precedent to Assignee’s rights under the Lease to sublet the Premises or assign its interest in the Lease, Assignee shall provide Assignor with copies of all proposed amendments, subleases or assignments which Assignee may consider entering into and Assignor shall have the right to approve such amendments, subleases or assignments, which approval shall not be unreasonably withheld, delayed, or conditioned; provided, however, that Assignee shall be entitled to make the Permitted Transfers described in Section 21.F of the Lease in accordance with that Section 21.F without Assignor’s consent, so long as the conditions of said Section 21.F are satisfied, and Assignor shall have no right to withhold its consent to an assignment or sublease consented to by Landlord. Any amendment or assignment of the Lease or subletting of the Premises by Assignee shall not operate to release Assignee from its obligations pursuant to this Assignment to perform the covenants and obligations of tenant contained in the Lease.

15.  Security Deposit.    Concurrently with its execution of this Assignment, Assignee shall deliver to Assignor the sum of Two Hundred, Forty Thousand Dollars ($240,000) as security for the performance by Assignee of every covenant and condition of this Assignment and the Lease to be performed by Assignee (the “Security Deposit”). Said Security Deposit may be co-mingled with other funds of Assignor and shall bear no interest. If Assignee shall default with respect to any covenant or condition of the Lease or this Assignment, whether monetary or non-monetary, including, but not limited to the payment of rent, Assignor may apply the whole or any part of such Security Deposit to the payment of any sum in default under the Lease or any sum which Assignor may be required to spend by reason of Assignee’s default under the Lease. If any portion of the Security Deposit is so applied, Assignee, upon demand by Assignor and notice from Assignor that said sums have been applied to Lease obligations will deposit cash with Assignor in an amount sufficient to restore the Security Deposit to its original amount. The Security Deposit or any balance thereof shall be returned to Assignee within thirty (30) days after expiration or earlier termination of the Lease term.

16.  Miscellaneous.    The parties hereto shall execute and deliver such additional documents and take such additional actions as either may reasonably request to carry out the purposes of this Assignment. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the obligations of Assignee under this Assignment shall not be assignable without Assignor’s prior written consent (except as provided in Section 14 above), nor shall Assignee grant or allow to exist any mortgage, security interest, or other liens in respect to the leasehold estate created by the Lease or Assignee’s interest therein without the prior written consent of Assignor, which consent may be withheld in Assignor’s reasonable discretion (provided, however, that Assignee shall be entitled to grant a security interest in its equipment and personal property pursuant to the Lease). If any party brings an action or legal proceeding with respect to this Assignment against the other party hereto, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs. All captions contained in this Assignment are for convenience of reference only and shall not affect the construction of this Assignment. This Assignment constitutes the entire agreement between Assignor and Assignee regarding the Lease and the Premises, and there are no binding agreements or representations between the parties except as expressed herein. No subsequent change or addition to this Assignment shall be binding unless in writing and signed by the party sought to be bound thereby. This Assignment may be executed in or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same Assignment. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

17.  Other Agreements.    Assignor and Assignee each acknowledges and agrees that this Assignment is subject to certain additional agreements, terms, provisions, and covenants as contained in the Landlord’s consent described in Section 4.C of this Assignment.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first set forth above.

Assignor:

AVENTIS PHARMACEUTICALS INC., formerly named Rhone-Poulenc Rorer Pharmaceuticals, Inc.

By:	/s/ Charles D. Dalton
Name:	Charles D. Dalton
Title:	Vice President, Legal & Corporate Development

Address: 200 Crossing Boulevard
Bridgewater, NJ 08807
Attn: VP Legal Corporate Development
Mail Stop—BX2-700A

With a copy to:

Aventis Pharmaceuticals Inc.
400 Somerset Corporate Boulevard
Bridgewater, NJ 08807
Attn: North America Real Estate
Mail Stop—SC4-725A

Assignee:

KOSAN BIOSCIENCES, INCORPORATED, a Delaware corporation

By:	/s/ Michael S. Ostrach
Name:	Michael S. Ostrach
Title:	President
Address:	3832 Bay Center Place Hayward, CA 94545

EXHIBIT A

Description of Tenant Improvements

The planned modifications of 3825 Bay Center Place by Kosan Biosciences, Incorporated (“Kosan”) include the following. Kosan will modify office area to suit its needs by installing cubicles in a design that best utilizes the space available. Kosan will modify existing labs to suit its needs. Such modifications may include, but not be limited to, the addition of chemical hoods, addition of biological hoods and HVAC modifications to accommodate the hoods, installation of warm room(s) and/or clean room(s), as well as addition of bench space to suit needs. Other modifications may include, but not be limited to, the installation of additional voice and data cabling, installation of telecommunications system, and miscellaneous plumbing modifications as needed.

Kosan also plans to build out the existing shell space that would be similar to the build out of the already improved space.

EXHIBIT B

Copy of Lease

EXHIBIT B

LEASE

THIS LEASE is made as of the 1st day of December, 1997, by and between Spieker Properties, L.P. a California limited partnership (hereinafter called “Landlord”), and Rhone-Poulenc Rorer Pharmaceuticals, Inc., a Delaware Corporation (hereinafter called “Tenant:)

1.    PREMISES

Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, these premises (the “Premises”) outlined in red on Exhibit A and described in the Basic Lease Information. The Building and Project are outlined in blue and green respectively on Exhibit A. Additionally, the number of buildings which constitute the Project may change from time to time, in which event Tenant’s Proportionate Share of the Project shall he recalculated. Tenant accepts the area of the Premises as specified in this Lease as the approximate area of the Premises, and acknowledges and agrees that Tenant, absent manifest error, shall in no event be entitled to a recalculation of the square footage of the Premises and that, absent manifest error, no such recalculation shall reduce Tenant’s obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant’s Proportionate Share of the Building and of the Project.

2.    POSSESSION AND LEASE COMMENCEMENT

B.    Construction Improvements

The term commencement date (“Term Commencement Date”) shall be March 1, 1998, provided that the Term Commencement Dale shall be extended one day I’m each day that delivery of the Premises in Building Shell condition (as defined in Paragraph 38.11 of the Lease) by Landlord to Tenant is delayed beyond the date of full execution of this Lease. Tenant shall not be liable for any Rent for any period prior to the Term Commencement Date (but without affecting any obligations of Tenant under any work letter appended to this Lease.) Tenant shall not be liable for any Rent for any period prior to the Term Commencement Date (but without affecting any obligations of’ Tenant under any work letter appended to this lease). Upon Landlord’s request, Tenant shall promptly execute and return to Landlord a tenant shall agree, among other things, to acceptance of the Premises and to the determination of the Term Commencement Date, in accordance with the terms of this Lease.

3.    POSSESSION AND LEASE COMMENCEMENT

The term of this Lease (the “Term”) shall commence on the Term Commencement Date and continue in full force and effect for the number of years specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of years of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

4.    USE

A.    General.    Tenant shall use the Premises for the permitted use specified in the Basic Lease Information (“Permitted Use”) and for no other use or purpose. Tenant shall control Tenant’s employees, agents, customers, visitors, invitees, licenses, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) in such a manner that Tenant and Tenant’s Parties cumulatively do not exceed the parking density specified in the Basic Lease Information (the “Parking Density”) at any time. Notwithstanding the foregoing, Tenant may utilize the loading dock areas associated with the Building for Tenant parking, subject to applicable City of Hayward parking codes and regulations. Tenants and Tenant’s Parties shall have nonexclusive right to use, in common with other parties occupying the Project, the parking areas, driveways and other common areas of the Project, subject to such rules and regulations as Landlord may from time to time prescribe, subject to Paragraph 5 hereof.

B.    Limitations.    Tenant shall not permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant’s or any Tenant’s Party’s use thereof; nor take any action which would constitute a nuisance or would unreasonably disturb, obstruct or endanger any other tenants or occupants of the Building or Project or unreasonably interfere with their use or their respective premises or common areas. Storage outside the Premises of materials, vehicles- or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the above-referenced rules or any other terms or provisions of such tenant’s or occupant’s lease or other contract.

C.    Compliance with Regulations.    By entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, stale and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, casements and restrictions of record governing and relating to the use, Occupancy or possession of the Premises, to Tenant’s use of the common areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively “Regulations”). Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant’s particular use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of Fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any loss, cost, expense, damage, reasonable attorneys’ fees or liability arising out of the failure of ‘tenant to comply with any Regulation. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

Notwithstanding any of the foregoing, Landlord warrants to Tenant that as of the Term Commencement Date, the Premises and any improvements (including, without limitation the Tenant improvements defined in Paragraph 39.Q to be constructed by Landlord (a) shall be free from material structural defects (b) shall comply with all applicable covenants and restrictions of record, statutes, ordinances, codes rules regulations orders and requirements including “title 24 of the California Administrative Code and the Americans with Disabilities Act In the event of a breach of the foregoing warranties Landlord shall promptly rectify such breach at its sole cost and expense. Landlord shall also protect indemnify, defend and hold Tenant harmless form and against any and all liability, loss, suit claims actions, costs and expense (including without limitation attorneys’ tees) arising from any breach of the foregoing warranties. The provisions of this section shall survive the termination of this Lease.

Notwithstanding any of the foregoing, Tenant shall not be responsible for making any structural changes to the Premises in order to bring. the Premises into compliance with any Regulations unless (i) such structural changes are necessitated as a direct result of Tenant’s particular use of the Premises or (ii) the requirements for such changes are triggered as a direct result of any action by Tenant on the Premises.

D.    Hazardous Materials.    As used in this Lease, “Hazardous Materials” shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or other similar designations in any Regulation. Tenant shall not cause, or allow any of Tenant’s Parties to cause, any Hazardous Materials to be used, generated, stored or disposed of on or about the Premises, the Building or the Project or surrounding land or environment in violation of any Regulations. Notwithstanding the foregoing, Tenant may handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, or Project or the Project of which Tenant becomes aware, whether or not caused by Tenant. Except to the extent covered by Landlord’s indemnification obligations pursuant to Paragraph 8B(6), Tenant shall indemnify, defend, protect and hold Landlord harmless from and against all liabilities, losses, costs and expenses (including attorney’s and consultant’s fees), demands against all liabilities, losses, costs and expenses (including attorneys’ and consultants’ fees), demands, causes of action, claims or judgments directly or indirectly arising out of the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of tenant’s Parties in, on or about the Premises, the Building or the Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment Or natural resources occurring on or off Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification pursuant to this Paragraph 4.D. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease. Tenant agrees to provide Landlord with the following (i) a Hazardous Materials Management Plan (“HMMP”) which includes the types and quantities of’ Hazardous Materials used and/or stored on the Premises, and; (ii) copies of tiny other documents related to Hazardous Materials submitted to the City of Hayward or any other regulatory agencies.

Landlord shall indemnify defend and hold Tenant its affiliates their respective directors. officers employees and agents harmless from and against any and all claims, judgements damages penalties fines costs liabilities or losses and attorneys fees arising out of any Hazardous Material in on or about the Project or the Premises which was created handled placed stored used. transported of disposed of by Landlord. excluding however, any Hazardous Material whose presence was caused by Tenant or its affiliates or their respective agents. Landlord represents and warrants that the attached Compliance and Closure report dated March 14, 1996 (Exhibit C) is the most recent report obtained by Landlord concerning Hazardous Materials with respect to the Project To the best of Landlord’s knowledge, Landlord is unaware of any presence of any Hazardous Materials on the Project that is in violation of applicable laws.

5.    RULES AND REGULATIONS

Tenant shall faithfully observe and comply with any rules and regulations and any modifications or additions thereto which Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project, provided that any such rules and regulations and any modifications or additions thereto shall not unreasonably interfere with Tenant’s use of the Premises. Tenant shall cause Tenant’s Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant’s or occupant’s lease or any Regulations. Notwithstanding any provisions of this paragraph to the contrary. Landlord shall require all tenants of the Building and Project to comply with the rules and regulations and shall consistently and evenhandedly enforce the rules and regulations.

6.    RENT

A.    Base Rent.    Tenant shall pay to Landlord and landlord shall receive, without notice or demand throughout the Term Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the Remittance Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent for the first full month of the Term shall be paid by Tenant upon Tenant’s execution of this Lease11’ the obligation for payment of Base Rent commences on other than the first day or a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided in addenda appended to this Lease (if referred to in Paragraph 38.A.). As used herein, the terns “Base Rent” shall mean the Base Rent specified in the Basic Lease information as it may be so adjusted from time to time.

B.    Additional Rent.    All monies other than Base rent required to be paid by Tenant hereunder, including, but not limited to, Tenant’s Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, the interest and late charge described in Paragraphs 26.C. and D., and any monies spent by Landlord pursuant to Paragraph 30, shall he considered additional rent (“Additional Rent”). “Rent” shall mean Base Rent and Additional Rent.

7.    OPERATING EXPENSES

A.    Operating Expenses.    In addition to the Base Rent required to be paid hereunder, Tenant shall pay the applicable Tenant’s Proportionate Share of each such Operating Expenses. Landlord and Tenant acknowledge that if’ the number of buildings which constitute the Project increases or decreases, Landlord shall reasonably adjust Tenant’s Proportionate Share of the Project to reflect the change. Landlord’s determination of Tenant’s Proportionate Share of the Building and of’ the Project shall be conclusive so long as it is reasonably and consistently applied. “Operating Expenses” shall mean all expenses and costs of every kind and nature which landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of’ the Building or Project and its supporting facilities (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord pursuant to the Lease. Operating Expenses shall include, but are not limited to, the following:

(1)    Taxes.    All real property taxes and assessments, possessory interest taxes, sales taxes, personal properly taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees “in-lieu” of any such lax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or upon this transaction or any document creating or transferring an interest in the Premises, but shall exclude any corporate income taxes. In the event that it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

(2)    Insurance.    All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord for the insurance coverage set forth in Paragraph 8.A. herein.

(3)    Common Area Maintenance

(a)    Repairs, replacements, and general maintenance of and for the Building and Project and public and common areas of the Building and Project, including, but not limited to, the roof, pest extermination, landscaped areas, parking and service areas, driveways, truck staging areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, electric and telephone equipment and wiring servicing, exterior lighting, and any other items or areas which affect the operation or exterior appearance of the Building or Project, which determination shall be at Landlord’s reasonable discretion, except for: those items expressly made the financial responsibility of Landlord pursuant to Paragraph 10 hereof; those items to the extent paid for by the proceeds of insurance; and those items attributable solely or jointly to specific tenants of the Building or Project.

(b)    Repairs, replacements, and general maintenance shall include the cost of any capital improvements made to or capital assets acquired for the Project or Building that in Landlord’s reasonable discretion may reduce any other Operating Expenses, including present or future repair work, are reasonably necessary for the health and safety of the occupants of the Building or Project, or are required under any governmental law or regulation, such costs or allocable portions thereof to be amortized over the useful live of such items together with interest on the unamortized balance at the “prime rate” charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, but in no event more than the maximum rate permitted by law.

(c)    Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project.

(d)    All expenses related to services and costs of supplies and equipment used in maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security and fire and other alarm systems, janitorial services to the extent not addressed in Paragraph 1 l hereof, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project, including without limitation salaries, wages and benefits.

(4)    Utilities.    The cost of supplying any utilities which benefit all or a portion of the Premises or the common areas of the Building or Project to the extent not addressed in Paragraph 15 hereof.

(5)    Management Fee.    A management and accounting cost recovery fee equal to three percent (3%) of the sum of Base Rent and Tenant’s Proportionate Share of Operating Expenses.

In the event that the Building and/or Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Operating Expenses for such year so that Tenant pays an equitable portion of all variable items (i.e. Component expenses that are affected by variations in occupancy levels) of Operating Expenses, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Expenses from all of the tenants in the Building of Project, as the ease may be.

Notwithstanding anything to the contrary contained herein the following shall not he included in the Operating Expenses referred to herein (I) leasing commissions attorneys’ fees, cost, disbursements and other expenses incurred in connection with negotiations or disputes with tenants or in connection with leasing; renovating;. or improving space for tenants or other occupants or prospective tenants or other occupants of the Building or Project: (2) the cost of any service sold to any tenant (including Tenant) or other occupant for Which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant (3) any depreciation on the Building (4) except as otherwise set forth in Paragraph 7A(3)(b) costs of a capital nature including but not limited to capital improvements and alterations capital repairs capital equipment and capital tools as determined in accordance with generally accepted accounting principles: (5) overhead profit increments paid to Landlord’s subsidiaries or affiliates for management or other services on or to the Building or Project or for supplies or other materials to the extent that the cost of the services supplies or materials exceeds the cost that would have been paid had the services supplies. or materials been provided h1 unaffiliated parties on a competitive basis (6) all interest loan fees and other carrying costs related to any mortgage to deed of trust or related to any capital item and all rental and other payments due under any ground or underlying lease, or any lease liar any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Building): (7) any compensation paid to clerks attendants or other persons in commercial concessions operated by Landlord: (8) advertising and promotional expenditures (9) costs of repair and other work occasioned by lire, windstorm or other casually which are covered by insurance (or would have otherwise been covered but for Landlord’s failure to carry insurance required under this(Lease): (10) any costs, lines or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in. the Project or on the land upon which the Premise are located or due to Landlord’s negligence or willful misconduct: (11) costs for sculpture, paintings or other objects of art (nor insurance thereon or extraordinary security in connection therewith); (12) wages, salaries, or other compensation paid to any executive employees above the grade of building manager; (13) the cost of correcting any building code or other violations which were violations prior to the Term Commencement Date (14) the cost of containing, removing, or otherwise remediating tam, contamination of the Building or project (including the underlying land and groundwater) by any toxic or Hazardous Materials (including, without limitation, asbestos and “PCB’s”) where such contamination was not caused by Tenant; (15) Landlord’s taxes not constituting taxes payable as Operating Expenses pursuant to Paragraph 7A(1) (16) any increase on more than one (1) occasion in real property assessments on the land on which the Premises are located as a result of reassessment under Proposition 13, and: (17) any other expenses that antler generally accepted accounting principles and practice consistently applied would not be considered a normal maintenance or operating expense.

Notwithstanding anything herein to the contrary, in any instance wherein Landlord, in Landlord’s reasonable discretion, deems Tenant to be responsible for any amounts greater than Tenant’s Proportionate Share, Landlord shall have the right to allocate costs in any reasonable manner Landlord deems appropriate.

The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises and Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent Landlord has specifically agreed elsewhere in this Lease to provide the same.

B.    Payment of Estimated Operating Expenses.    “Estimated Operating Expenses” for any particular year shall mean Landlord’s reasonable estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant’s Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant’s Proportionate Share of the revised Estimated Operating Expenses for such year.

C.    Computation of Operating Expense Adjustment.    “Operating Expense Adjustment” shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant’s payment based upon Estimated Operating Expenses is less than Tenant’s Proportionate Share of Operating Expenses, then (provided that Tenant is not in default beyond the expiration of any applicable cure period under this Lease) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party with twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant’s Proportionate Share of the Operating Expense Adjustment shall be prorate by reference to the exact number of calendar days during such fiscal year that this Lease is in effect.

D.    Net Lease.    This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intend to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and such additional facilities now laid in subsequent years as may be reasonably determined by Landlord to be necessary to the Building anti/or Project.

E.    Tenant Audit.    In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than thirty (30) days following receipt of Such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord’s books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord’s reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of ten percent (10%) of Tenant’s Proportionate Share of the Operating Expense Adjustment previously reported, the cost of such shall be borne by Landlord; otherwise the cost of such audit shall be paid by

Notwithstanding anything to the contrary in this Lease, Landlord shall indemnify, defend by counsel reasonably acceptable to Tenant, protect and hold Tenant harmless from and against any and all claims, liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys’ Ices and court costs, to the extent arising out of or related to the sale negligence or willful misconduct of Landlord or Landlord’s employees agents contractors or representatives (collectively “Landlord’s Parties”) claims arising from any breach or default on the part of Landlord of this Lease and: any claims or causes of action arising prior to the Term Commencement Date. Tenant shall indemnity, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys’ fees and court costs, arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of [he Premises by Tenant or Tenant’s Parties, or front activities of tenant or Tenant’s Parties; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; (3) claims arising from any breach or default on the part of’ Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or willful misconduct Tenant or Tenant’s Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the negligence or willful misconduct of Landlord. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

9.    WAIVER OF SUBROGATION

To the extent permitted by law and without affecting the coverage provided by insurance to be maintained hereunder or any other rights or remedies, Landlord and Tenant each waive any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property, including personal property; (c) damages to the Premises or any part thereof; and (d) claims arising by reason of the foregoing due to hazards covered by insurance to the extent of proceeds recovered therefrom. This provision is intended to waive fully, any rights and/or claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered, and only to the extent of such coverage, by insurance actually carried by either Landlord or Tenant. This provision is also intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. Subject to all qualifications of this Paragraph 9, Landlord waives its rights as specified in this Paragraph 9 with respect to any subtenant that it has approved pursuant to Paragraph 21 but only in exchange for the written waiver of such rights to be given by such subtenant to Landlord. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

10.    LANDLORD’S REPAIRS AND MAINTENANCE

Landlord shall at Landlord’s expense maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof (structural and membrane), foundations, and exterior walls or the Building. The term “exterior walls” as used herein shall not include windows, glass or plate glass, doors, duck bumpers or duck plates, special store fronts or office entries. Landlord shall perform on behalf of Tenant and other tenants of ills project tale maintenance of the public and common areas of the Project including, but not limited to the landscaped areas parking areas driveways the truck staging areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, electric and telephone equipment servicing the Buildings(s) exterior lighting and anything which effects the operation and exterior appearance of the Project, which determination shall be at Landlord’s sole discretion. Tenant shall reimburse Landlord for all such costs in accordance with Paragraph 7. Any damage caused by or repairs necessitated by any act of tenant or Tenant’s Parties may be repaired by Landlord Lit Landlord’s option and Tenant’s expense. Tenant shall immediately give landlord written notice of any defect or need or repairs in such components of’ the Building tiller which Landlord shall have a reasonable opportunity and the right to enter the Premises at alt reasonable tines with one (1) business day’s notice to repair same. Landlord shall use reasonable efforts to minimize any interference caused to Tenant as a result of any such repairs and entry. Landlord’s liability with respect to any defects repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of repairs, alterations or improvements in or to any portion of the Premises or Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 24 and 8B(6).

11.    TENANT’S REPAIRS AND MAINTENANCE

Except as provided in Paragraph 10, Tenant shall at all times during the Term at Tenant’s expense maintain all parts of the Premises in good repair, reasonable wear and tear and event of casualty excluded and promptly make all necessary repairs and replacements, as reasonably determined by Landlord, including but not limited to, all windows, glass, doors, walls, including demising walls, and wall finishes, floors and floor covering, heating, ventilating and air conditioning systems, ceiling insulation, truck doors, hardware, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, entries, skylights (glass but not frame), electrical and lighting systems, and fire sprinklers, with materials and workmanship of substantially the same character, kind and quality as the original. Tenant shall, at Tenant’s own expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment (“HVAC”) within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord, which approval shall not be unreasonably withheld or delayed. The service contract must include all reasonable and customarily obtained services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days after the Term Commencement Date. Landlord may, upon notice to Tenant, enter into such a service contract on behalf of Tenant or perform the work and in either case charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by any act or Tenant or Tenant’s Parties. Notwithstanding anything to the contrary contained herein Tenant may elect to maintain the HVAC equipment which specifically services Tenant’s laboratory operations.

12.    ALTERATIONS

A.    Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises but excluding the Tenant improvements (collectively “Alterations”), without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed with respect to proposed Alterations which: (a) comply with all applicable Regulations; (b) are, in Landlord’s reasonable opinion, compatible with the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems; and (c) will not unreasonably interfere with the use and occupancy or any other portion of the Building or Project by any other tenant or its invitees. Notwithstanding the foregoing, in addition to being permitted to complete without any further right of approval by Landlord, all the Tenant Improvements to be constructed with respect to the entire Premises. Tenant shall have the right to _make any non-structural Alteration, the cost of which shall not exceed $0,000 or in the case of HVAC electrical and plumbing work $25.000, without first obtaining Landlord’s consent, provided that Tenant give Landlord written notice of Tenant’s intent to make such Alteration. Specifically, but without limiting the generality of the foregoing, with retard to any other Alteration which exceeds $10,000 in cost or $25,000 involving HVAC, electrical and plumbing work. Landlord shall have the right of written consent, which consent shall not be unreasonably withheld or delayed, for all plans and specifications for the proposed Alteration, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of such Alteration, and the time for performance of such work, and may impose reasonable rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord’s consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a good and workmanlike manner, and to comply with all applicable Regulations. Tenant shall at Tenant’s sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No consent by Landlord to any proposed Alteration or additional work shall constitute a waiver of tenant’s obligations under this Paragraph 12. Tenant shall reimburse Landlord for all reasonable costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any reasonable costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord if Landlord so elects; provided, however, that Landlord may, at Landlord’s option, require that Tenant, at Tenant’s expense, remove any or all Alterations made by Tenant, provided that each such Alteration exceeds $10.000 in cost. or $25,000 involving HVAC, electrical and plumbing work, and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to leave any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant’s trade Fixtures or furniture, landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law at Tenant’s sole expense. In addition to and wholly apart from Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property Oil the value of Alterations within the Premises, and on Tenant’s interest pursuant to this Lease, or any increase in tiny of the foregoing bused on such Alterations, provided that Tenant shall have the right to contest such amounts in good faith. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord, provided that Landlord shall provide Tenant with reasonable evidence supporting Landlord’s calculation or such amount. Notwithstanding anything to the contrary contained herein, in Paragraph 36 or elsewhere in the Lease, Tenant (i) shall be permitted, but shall have no obligation, at any time to remove any trade fixtures constructed at any time by or on behalf of Tenant in the Premises, provided that Tenant repairs any damage caused by such removal and (ii) shall be permitted at any time to remove its personal property and equipment from the Premises, provided that Tenant repairs any damage caused by such removal.

B.    In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

13.    SIGNS

All signs, notices and graphics of every kind or character, visible in or from public view or corridors, the common areas or the exterior of the Premises, shall be subject to Landlord’s prior written approval, which Landlord shall have the right to withhold in its reasonable discretion. Tenant shall not place or maintain any banners whatsoever or any window decor in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord’s prior written approval which Landlord shall have the right to withhold in its reasonable discretion. Any installation of signs or graphics on or about the Premises or Project shall be subject to any Regulations and to any other requirements imposed by Landlord. “Tenant shall remove all such signs or graphics by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

14.    INSPECTION/POSTING NOTICES

Alter reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord’s agents and representatives shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Project, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or to others, or for any other purpose as Landlord may reasonably deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant’s business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises and/or Project a suitable sign indicating that the Premises are available for lease

15.    UTILITIES

Tenant shall pay a proportion, as reasonably determined by Landlord, of all charges jointly serving other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of. (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other ;accidents or other conditions beyond the reasonable control of Landlord; or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project; except to the extent that any of the foregoing is the result of the negligence or willful misconduct of Landlord or any of Landlord’s Parties. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption, provided that any such reduction shall not unreasonably interfere with Tenant’s use of the Premises for its intended purpose. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

16.    SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose oh effecting a subordination, the Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying teases which may now exist or hereafter be executed affecting the premises and/or the land upon which [tie Premises and Project are situated, or both; and (b) any mortgage or deed of’ trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord’s interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of’ trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of’ the successor in interest to Landlord and Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease. Within ten (10) business clays alter request b), Landlord, Tenant shall execute and deliver any reasonable additional documents evidencing “tenant’s attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form reasonably requested by Landlord or by any ground landlord, mortgage or beneficiary under a deed of trust, subject to such nondisturbance requirement. If requested in writing, by Tenant Landlord shall use commercially reasonable efforts to obtain n subordination, nondisturbance and attornment agreement for the benefit of Tenant reflecting the foregoing from any ground landlord, mortgagee or beneficiary at no material cost to Landlord subject to such other reasonable terms and conditions as the ground landlord, mortgage or beneficiary may require.

17.    FINANCIAL STATEMENTS

At the request of Landlord Prom time to tune, but not more than twice annually, Tenant shall provide to Landlord Tenant’s current financial statements, which may be in the form of consolidated statements, or other public information discussing Financial worth of Tenant, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing Laid disposition of the Project.

18.    ESTOPPEL CERTIFICATE

Both parties agree from time to time, within ten (10) days after request of the other party handheld, to deliver an estoppel certificate stating that this Lease is in Full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by either party under this Lease (or specifying any such defaults), and such other matters pertaining to this Lease as may be reasonably requested. Failure by either party to execute and deliver such certificate shall constitute an acceptance of the Premises and exception. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph maybe relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein. The parties agree that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of the Lease, and shall be an event of default if Tenant fails to fully comply or knowingly makes any material misstatement in any such certificate.

20.    TENANT’S REMEDIES

The obligations and liability of’ Landlord to Tenant for any default by Landlord under the terms of’ this Lease are not personal obligations of’ Landlord or of the individual or other partners of’ Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord’s interest in the Project for the recovery of any amount Prom Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of’ the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and tiny levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project.

21.    ASSIGNMENT AND SUBLETTING

A    (1) General.    Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or permit any such assignment, pledge, subleasing or occupancy, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the “Transfer Notice”) at least thirty (30) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by landlord to address Landlord’s decision criteria specified hereinafter, Landlord shall then have a period of thirty (:all) days following receipt of the Transfer Notice to notify “Tenant in writing that Landlord elects either: (1) to terminate this lease as to the space so affected as of the date so requested by Tenant, provided however, that in the event that Landlord notifies Tenant that Landlord elects such right of termination Tenant shall have the right to be exercised within ten (10) business days of Tenant’s receipt of such notice from Landlord to retract Tenant’s request for consent to such proposed assignment or sublease is applicable, in which case this Lease shall continue in full force and effect, as if such request by Tenant had never been made; or (2) to consent to the proposed assignment or sublease, subject, however, to Landlords prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (1) above, but written consent by Landlord of the proposed assignee or subtenant shall be required. If Landlord does not exercise option (1) above, Landlord’s consent to a proposed assignment or sublet shall not be unreasonably withheld, conditioned or delayed.

(2)    Conditions of Landlord’s Consent.    Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord’s consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord’s consent in the following instances: the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity arrangement which Landlord has with any other tenant or occupant or would increase the Parking Density of the Building or Project the proposed assignee Or subtenant is not of sound financial condition as determined by Landlord in Landlord’s safe reasonable discretion; die proposed assignee or subtenant is a governmental agency; the proposed assignee Or subtenant does not have a good reputation as a tenant of property; the proposed assignee or subtenant is a person with whom Landlord is negotiating to (case space in the Project or is a present tenant of the or Tenant is in default of any obligation of-Tenant under this Lease beyond cure periods set Forth in the Lease. Failure by Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. Upon termination under Paragraph 21.A.(1), Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination.

B.    Bonus Rent.    Any Rent or other consideration realized by Tenant under any such sublease or assignment, except for those permitted under Paragraph 21F, in excess of the Rent payable hereunder, alter deducting Tenant’s actual out-of-pocket costs of such assignment or subletting including without limitation Tenant’s reasonable architectural engineering and legal fees, brokerage commissions free rent or other economic concessions tenant improvements which total costs shall be deducted by Tenant and fully recovered before sharing any rent with Landlord shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.

C.    Corporation.    If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes or this Lease.

D.    Unincorporated Entity.    If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes or this Lease.

E.    Liability.    No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. Any assignment or subletting which conflicts with the provisions hereof shall be void.

F.    Permitted Transfers.    Tenant shall be permitted without Landlord’s consent to assign or sublet tiny or all of the Premises to my entity controlling, controlled by or in common control with Tenant or in connection with any safe of assets, restructuring, merger or consolidation by Tenant provided that such entity has worth adequate to support this Lease in Landlord’s reasonable discretion. In addition a sale or transfer of the capital stock of-Tenant shall be permitted without Landlord’s consent provided, that (i) such safe or transfer occurs in connection with any bona fide Financing or capitalization for the benefit of Tenant or (ii) Tenant becomes a publicly traded corporation.

22.    AUTHORITY

Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord’s obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant represents and warrants that it has full right and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder and that all persons signing this Lease on its behalf are authorized to do.

23.    CONDEMNATION

A.    Condemnation Resulting in Termination.    If the whole or any substantial part of the Project of which the Premises are a part should be taken or condemned for any public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease, at Tenant’s option, shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking on said Premises shall have occurred.

B.    Condemnation Not Resulting in Termination.    If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in Paragraph 23.A. above, the Rent payable hereunder during the unexpired portion of the Lease shall be proportionately reduced, beginning on the date when the physical taking shall have occurred, based upon the proportion of the Premises subject to such taking or condemnation.

C.    Award.    Landlord shall be entitled to any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant’s personal property, equipment, trade fixtures, the unamortized value of leasehold improvements provided that Landlord’s award will not be substantially reduced, and moving costs, shall be and remain the property of Tenant.

D.    Waiver of CCP§1265.130.    Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

24.    CASUALTY DAMAGE

A.    General.    If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, “Casualty”), Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after landlord’s receipt of such notice, landlord shall notify Tenant whether in Landlord’s reasonable estimation material restoration of the Premises can reasonably be made either: (I) within ninety (90) days; (2) in more than ninety (90) days but within one hundred eighty (180) days; or (3) in more than one hundred eighty (180) days from the date of such notice and receipt of required permits for such restoration. Landlord’s determination shall be binding on Tenant.

B.    Within 90 Days.    If the Premises or Building should be damaged by Casualty to such extent that material restoration can in landlord’s estimation be reasonably completed within ninety (90) days after the date of such damage and receipt of required permits for such restoration, this lease shall not terminate. To the extent that insurance proceeds are received by Landlord (or would have otherwise been received by Landlord but for its failure to carry insurance required under this Lease) to repair the damage, Landlord shall proceed to rebuild and repair the Premises, except that Landlord shall not be required to rebuild, repair or replace any part of the Alterations which may have been placed on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent or rental abatement insurance proceeds received by Landlord (or would have otherwise been received by Landlord but for its failure to carry insurance required under this lease) during the time and to the extent the Premises are unfit for occupancy.

C.    Greater than 90 Days.    If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs can in Landlord’s estimation be reasonably completed fn more than ninety (90) days but within one hundred eighty (180) days after the date of such damage and receipt of required permits for such rebuilding or repair, then Landlord shall have the option of either: (1) terminating this lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease; or (2) electing to rebuild or repair the Premises. Notwithstanding the above, landlord shall not be required to rebuild, repair or replace any part of the Alterations which may have been placed, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part Following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent of rental abatement insurance proceeds received by Landlord (or would have otherwise been received by landlord but for its failure to carry insurance required under this lease) during the time and to the extent the Premises are unfit for occupancy. In the event that landlord should fall to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage and receipt of required permits, such period of time to be extended for delays caused by the fault or neglect of Tenant or otherwise by Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delays of the contractors or subcontractors or any other causes or contingencies beyond the reasonable control of Landlord, Tenant may at Tenant’s option within ten (10) days after the expiration of such one hundred eighty (180) day period (as such may be extended), terminate this Lease by delivering written notice of termination to landlord as Tenant’s exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord’s receipt of such termination notice.

D.    Greater than 180 Days.    If the Premises or Building should be so damaged by Casualty that rebuilding or repairs cannot in landlord’s estimation be completed one hundred eighty (180) clays after such damage and receipt of required permits for such rebuilding or repair, this lease shall terminate and the Rent shall be abated during the unexpired portion of this lease, effective upon the dale of the occurrence of such damage.

E.    Tenant’s Fault.    Notwithstanding anything herein to the contrary, if the Premises or any other portion of’ the Building are damaged by Casualty resulting From the fault, negligence, or breach of this lease by Tenant or any of Tenant’s Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

G.    Waiver.    This Paragraph 24 shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or the Building as a result of Casualty. As a material inducement to landlord entering into this lease, Tenant hereby waives any rights it may have under Sections 1932 (2), 1933(4), 194-1 or 1942 of the Civil Code of California with respect to any destruction of the Premises, and Tenant’s right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

H.    Tenant’s Personal Property.    In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant’s personal property, unless such damage or destruction shall be the result of the negligence or willful misconduct of landlord or any of Landlord’s Parties.

25.    HOLDING OVER

Unless Landlord expressly consents in writing to Tenant’s holding over, Tenant shall be only a Tenant al, sufferance whether or not Landlord accepts any Rent front Tenant or any other person while Tenant is holding over without Landlord’s written consent. If Tenant shall retain possession of the Premises or any portion thereof (a) with Landlord’s consent then Tenant shall become a tenant from month to month upon the terms herein specified at a monthly rental equivalent to the then prevailing; monthly Rent payable by Tenant at the expiration of the term or this lease, or (h) without landlord’s consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to landlord for each day of such retention one hundred fifty percent (150%) of the amount or daily rental as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold landlord harmless from any loss, liability or cost, including reasonable attorneys’ fees, resulting from delay by Tenant in surrendering the Premises, including, without limitation, any actual damages proven by the succeeding tenant feed to have been suffered as a result of such delay. Acceptance of Rent by Landlord following expiration or earlier termination shall not constitute a renewal of this lease, and nothing contained in this Paragraph 25 shall waive landlord’s right of reentry or any other right. Additionally, in the event that upon expiration or earlier termination of this Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of lire Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems reasonably necessary at Tenant’s sole cost and expense, and any time reasonably required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

26.    DEFAULT

A.    Events of Default.    The occurrence of any of the following shall constitute an event of default on the part of Tenant:

(1)    Abandonment.    Abandonment of the Premises for a continuous period in excess of ten (10) business days. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 26.A. being deemed such notice to Tenant as required by said Section 1951.3.

(2)    Nonpayment of Rent.    Failure to pay any installment of Rent or any other amount due and payable hereunder within three (3) business days of Tenant’s receipt of written notice that payment is due. Such notice shall he provided by Landlord to Tenant two (2) times during any 12 month period provided however, that on the third instance of Tenant’s failure to pay Rent when said payment is due during any 12 month period such nonpayment will constitute a default as defined in this Paragraph 26.

(3)    Other Obligations.    Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., such failure continuing for thirty (30) days after written notice of such failure.

(4)    General Assignment.    A general assignment by Tenant for the benefit of creditors.

(5)    Bankruptcy.    The filing of ally voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged or unstaved for a period of thirty (30) days. In the event that under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be reasonably necessary to ensure Landlord of the continued performance of tenant’s obligations under this Lease.

(6)    Receivership.    The employment of a receiver to take possession of substantially all of Tenant’s assets or the Premises, if such appointment remains undismissed, undischarged or unstaved for a period of thirty (30) days after the order therefor.

(7)    Attachment.    The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed, undischarged or unstaved for a period of thirty (30) days after the levy thereof.

B.    Remedies Upon Default.

(1)    Termination.    In the event of the occurrence of any event of default, landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant’s right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all reasonable costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant trod all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that landlord may have under this Lease, or at law or equity by any reason of Tenant’s default or of such termination. Landlord hereby reserves the right to recognize the continued possession of any subtenant.

(2)    Continuation After Default.    Even though an event of default may have occurred, this Lease shall continue in effect for so long as landlord does not terminate Tenant’s right to possession under Paragraph 26.B. (1) hereof, and Landlord may enforce all of landlord’s rights and remedies under this Lease and at law or in equity, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the Slate of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord’s interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant’s right to possession.

C.    Damages After Default.    Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.13.(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, orally successor code sections. Upon such termination, in addition to airy other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent that would have been earned offer the date of termination until the tune of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; and (4) any other amount and court costs reasonably necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The “worth at the time of award” as used in (1) and (2) above shall be computed at the lesser of the “prime rate,” as announced from time to time by Wells Fargo Bank, N.A. (San Francisco) or its successor, plus five (5) percentage points, or the maximum interest rate allowed by law (“Applicable Interest Rate”). The “worth at the time of award” as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

D.    Late Charge.    In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the first stay of each calendar month, an amount equal to ten percent (10%) of the delinquency for each month or portion thereof that the delinquency remains amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord. Notwithstanding anything herein to the contrary, Tenant shall be given thirty (30) days to pay invoices for amounts owed other than Rent before being assessed a late charge as defined above.

E.    Remedies Cumulative.    All rights, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

27.    LIENS

Tenant shall at all times keep the Premises and the Project free front liens arising out of or related to work or services performed materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by or on behalf’ of Tenant in or on the Premises or Project, excluding any such lien or any tax lien on the Premises or Project for sums not vet clue or for sums contested in good faith by Tenant. In tile event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause tile same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not tile obligation, to cause the same to be released by such means as Landlord shall reasonably deem proper, including payment of the claim giving rise to such lien. All reasonable sums paid by Landlord on behalf of “tenant and all reasonable expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest al the Applicable Interest Rate. Landlord shall have the right al all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall reasonably deem proper, for the protection of’ Landlord, the Premises, the Project and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics’ or materialmen’s liens to permit Landlord to post and record a timely notice of non-responsibility.

29.    TRANSFERS BY LANDLORD

In the event of a sale or conveyance by Landlord of the Building or a forclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord’s successor-in-interest: In such event, Tenant agrees to look solely to tile responsibility of the successor-in-interest of Landlord under this lease with respect to the performance of the covenants and duties of “Landlord” to be performed after tile passing of’ title to Landlord’s successor-in-interest. This Lease shall riot be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord’s successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of “Landlord,” to tile extent required to be performed prior to the date such Successor(s)-in-interest beeline tile owner of the Building.

30.    RIGHT OF LANDLORD TO PERFORM TENANT’S COVENANTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent, except as otherwise provided herein. If Tenant shall fail to pay any sum of money other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant’s part to be performed hereunder, including Tenant’s obligations under Paragraph 11 hereof, and such failure shall continue for the longer of (a) any applicable cure period and (b) fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant’s part. In tile case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant’s obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

31.    WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Tile acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of tile terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by either party of any term, covenant or condition contained in this Lease may only be made by a written document signed by such party.

32.    NOTICES

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A.    Rent.    All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord’s Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Subject to Paragraph 26A(2), Tenant’s obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B.    Other.    All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, or mailed, certified or registered, postage prepaid, and addressed to the party to be notified at the Notice Address for such party as specified in the Basic lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service craft default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time.

33.    ATTORNEY’S FEES

In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be a part of the judgment in said action.

34.    SUCCESSORS AND ASSIGNS

This lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant’s assigns.

35.    FORCE MAJEURE

If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, (ire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant’s obligation to pay Rent, however, is not excused by this Paragraph 35.

36.    SURRENDER OF PREMISES

Subject to Paragraph 12A. Tenant shall, upon expiration or sooner termination of this lease, surrender the Premises to landlord in substantially the same condition as existed on the date Tenant originally took possession thereof, reasonable wear and tear, damage by event of casualty and repairs and replacements required pursuant to this Lease excepted provided, that Tenant shall have no obligation to remove any of the Tenant Improvements except as specifically provided in paragraph 38.D of this Lease. Tenant shall remove all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A. hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to expiration or sooner termination of’ the Term. Tenant shall meet with landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant’s failure to participate in such joint inspection for any reason other than landlord’s failure to make itself reasonably available for such inspection, Landlord’s inspection at or alter Tenant’s vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

37.    MISCELLANEOUS

A.    General.    The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B.    Time.    Time is of the essence regarding this Lease and all of its provisions.

C.    Choice of Law.    This lease shall in all respects be governed by the laws of the State of California.

D.    Entire Agreement.    This Lease, together with its Exhibits contains all the agreements or the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or its agents or understandings made between the parties other than those set forth in this Lease and its Exhibits.

E.    Modification.    This Lease may not be modified except by a written instrument signed by the parties hereto.

F.    Severability.    If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect

G.    Recordation.    Tenant shall not record this Lease or a short form memorandum hereof.

H.    Examination of Lease.    Submission of this Lease to Tenant does not constitute an option or offer to (case and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I.    Accord and Satisfaction.    No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies.

J.    Easements.    Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant’s consent; provided that no such grant or dedication shall materially interfere with Tenant’s Permitted Use of the Premises. Upon Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant’s covenants hereunder.

K.    Drafting and Determination Presumption    The parties acknowledge that this lease has been agreed to by both the parties, that both Landlord and tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against landlord because landlord drafted this lease. Except as otherwise specifically set forth in this lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, landlord’s consent, determination or estimation shall be given or made solely by Landlord in Landlord’s geed faith reasonable opinion,

L.    Exhibits.    The Exhibits attached hereto are hereby incorporated herein by this reference.

M.    No Light, Air or View Easement.    Any diminution or shutting u11 of light, air or view by any structure which only be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on landlord.

N.    No Third Party Benefit.    This lease is a contract between landlord and Tenant and nothing herein is intended to create any thief party benefit.

O.    Quiet Enjoyment.    Upon payment by Tenant oh the Rent, and upon the observance and performance oh all of the other covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this lease because of such hindrance, interruption, interference or disturbance.

P.    Counterparts.    This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q.    Multiple Parties.    If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

38.    ADDITIONAL PROVISIONS

A.    Base Rent Adjustment.    Base Rent during the term of the Lease shall be adjusted according to the following schedule:

MONTHS	BASE RENT
01-02	$21,549 per month
03-18	$43,097 per month
19-36	$45,183 per month
37-54	$47,268 per month
55-72	$49,354 per month
73-90	$51,439 per month
91-108	$53,524 per month
109-120	$55,610 per month

B.    Building Shell.    Landlord shall, at its sole cost and expense and with no right of reimbursement from Tenant, pay all costs of constructing the building shell and associated site improvements which shall mean the shell of’ the Building and the following items in substantial accordance with the plans and specifications dated May 22, 1997, by CRI Associates (all of which shall be collectively referred to as the “Building Shell”):

General:	3825 Bay Center Place, Hayward, California, an approximately 69,512 square foot, single story, tilt-up concrete building.

Roof Membrane:	The finished roof shall have a new, built-up three ply membrane with a mineral surfaced cap sheet.

Roof Structure:	New roof structure is a panelized system consisting of 1/2” plywood sheathing over open web steel trusses and 3X wood stiffeners.

Walls:	All exterior walls will be a concrete tilt-up panel with medium texcoat finish with integral color. Colors to be selected by Landlord and consistent throughout the Project.

Glass:	All window glazing will be single-pane glass. The aluminum storefront system and window glazing color will be selected by the Landlord.

Floors:	Concrete slab will be 5” thick and wire-mesh reinforced.

Roof Hatch:	The building will have one standard metal roof hatch with access ladder.

Overhead Doors:	All truck dock doors and drive-in doors will be 24 gauge rolled form galvanized steel, painted to be compatible with the building exterior.

Exit Doors:	Exit doors other than main storefront entries shall be hollow metal, painted to be compatible with the building exterior.

Fire Protection:	The building shall have a fully automatic, sprinklered fire protection system.

Domestic Water:	The building shall be supplied with a 2” diameter city metered water line.

Electrical:	The building shall be supplied with an electrical transformer. Power will be feed into two interior, gypsum board finished rooms with main electrical service at 2000 AMPS at 277/480V.

Natural Gas:	Natural gas shall be supplied to the exterior wall of the building.

Plumbing:	A sanitary sewer gut line will be provided within the office portion of the building with clean-outs at standard intervals final fit-up and distribution is not included in the shell construction.

Site Lighting:	Landlord shall provide one dedicated monument sign al a location to be determined by landlord and to be approved by the City of Hayward. Tenant to provide Tenant’s signage at Tenant’s cost.

Truck Docks:	The truck dock areas shall have concrete paving with concrete retaining walls and guardrails.

Landscaping:	The site shall be professionally landscaped per the City of Hayward Design Guidelines, including a fully automatic irrigation system.

Shell Warranties:	Landlord shall grant Tenant the benefit of’ any expressed warranties received covering shell construction to the extent that such warranties are assignable.

The Building Shell shall be completed in a good and workmanlike manner and all materials and equipment incorporated into the Shell (i) will be new and free of defects, (ii) will conform to all applicable laws, ordinances and regulations of the City of Hayward.

C.    Tenant Improvements.    Tenant will, with the Tenant’s Architect(s), complete plans and specifications for Tenant’s interior improvements. “Tenant Improvements” shall mean all initial interior improvement work being completed in the entire Premises including both improvements described in the initial Plans and specifications submitted by Tenant to Landlord for approval (“Initial Improvements”) such plans to he substantially similar to those described on Exhibit B attached hereto as prepared by WHI Architects dated November 26, 1997, as well as improvements to be constructed by Tenant in the balance of the Premises (“Expansion Improvements”). Tenant Improvements shall include but not be limited to the following:

a)	Architectural design and structural engineering;

b)	HVAC system, including roof screens and any necessary structural upgrades;

c)	Interior lighting;

d)	Insulation;

e)	Interior walls, partitions and painting;

f)	Plumbing within the Premises;

g)	Floor and wall coverings, if required

h)	Aft electrical distribution panels for Tenant power and lighting, distribution lines and outlets, circuits, switches and related metering and hook-up charges;

i)	Water and gas distribution and related metering and hook-up charges;

j)	Telephone switch room, panel, distribution system;

k)	Window coverings, if required;

l)	Fire safety systems;

m)	Restrooms; and,

n)	Any City of Hayward permits or other related agency fees.

Landlord may reasonably disapprove of said plans and specifications within ten (10) business days of receipt thereof for reasons including, but not limited to: location, distribution and percentage of floor coverings, dropped ceiling, restrooms, plumbing, electrical, and/or mechanical systems which arc inconsistent with the future flexibility of the building only if such items differ front the plan attached as Exhibit B. All substantive changes to the originally-agreed-upon plans must be approved by Landlord, which approval shall not be unreasonably withheld or delayed. Said originally-agreed-upon plans and specifications to be attached to this lease as Exhibit B.

Landlord agrees to contribute One Million Forty Two Thousand Six Hundred Eighty Dollars ($1,042,680.00) as a “Tenant Improvement Allowance” toward the total cost of design, engineering, permits, city and other agency fees, and all other hard and soft costs relating to the construction of the Tenant Improvements. Tenant agrees to pay for all ‘tenant Improvement costs incurred with Tenant’s approval above Landlord’s maximum contribution of $1,042,680.00.

Within ten (10) business days after completion of a “Guaranteed Maximum Price” contract between general contractor and Tenant, Landlord agrees to deposit with Tenant the “Tenant Improvement Allowance”.

All Tenant Improvements shall be completed in a good and workmanlike manner and all materials and equipment incorporated into the Tenant Improvements (i) will be new and free of defects, (ii) will conform to all applicable laws, ordinances and regulations of the City of Hayward.

D.    Restoration of Premises.    Landlord and Tenant agree that upon the expiration or earlier termination of this Lease, as the same may be extended Tenant shall be responsible at its sole cost and expense to restore the portion of the Premises improved by the Expansion Improvements such area shown on Exhibit B attached hereto as the “Expansion Area” to include approximately thirty percent (30%’) or said area as office space such office space to be located along the glass entry area of the Building, as well as a restroom core. Notwithstanding the above Tenant shall not be responsible for such restoration if the Expansion Improvements are constructed such that the Expansion Area includes at least thirty percent (30%) office space located along the glass entry area of the Building and a restroom core.

E.    Renewal Option.    Provided Tenant is not in default of its obligations under this Lease beyond the expiration or any applicable cure period. Tenant shall have two (2) options, each for a term of five (5) years, to extend this Lease at fair market rent for comparable space in terms of location identity, tenant improvements (specifically excluding the value of the improvements made by Tenant), age and condition in the Hayward area. In no event will the monthly rental for the renewal period be less than the rental for the last month of the previous term.

Tenant shall give landlord written notice of its intent to exercise its option at least two hundred forty (240) days prior to the expiration of the then current lease term. Within fifteen (15) days after Tenant exercises its option to renew, Landlord will provide Tenant with the fair market rent, as determined by Landlord. Tenant shall have fifteen (15) clays from notification by Landlord of proposed rent to accept or reject Landlord’s market rent. If Tenant does not accept Landlord’s rental figure within the fifteen (15) day period, the parties shall attempt to determine the rent as follows:

Within ten (10) days after Tenant’s rejection of Landlord’s rent determination, each party hereto shall appoint one representative who shall be a licensed real estate broker with at least ten (10) years experience in leasing R&D/ Manufacturing space in the County of Alameda to act as an arbitrator. The two (2) arbitrators so appointed shall attempt in good faith to agree upon the then current rental value for the subsequent five (5) nears for the use to which Tenant is then utilizing the leased Premises pursuant to the terms and conditions of this Lease.

In the event that the arbitrators are unable to reach agreement upon the rent to be paid for the Premises during any extended term within sixty (60) days from notification by Landlord to Tenant or Landlord’s rental determination for such extended term either party shall thereafter have the right to terminate discussions with respect to the extension option at any time prior to any such agreement, and neither purls shall thereafter have any obligation or liability with respect to such extension option.

F.    Equipment Financing.    Landlord agrees that Tenant shall have the right at its discretion to mortgage hypothecate or convey a security interest in Tenant’s equipment and personal property within the Premises to a lienholder (each, a “Lienholder” as security for its obligations under any equipment lease or other financing arrangement related to the conduct of Tenant’s business, provided that (i) Landlord is not required to execute any documentation or perform any act ill connection herewith, (ii) no lienholder shall conduct ill sale, public or private of any property on the Premises, (iii) in the event that any Lienholder shall damage the Premises ill removing any such equipment or personal property, such Lienholder shall agree to repair such damage to the extent necessary to restore the Premises to its condition immediately prior to such removal and (iv) in the event that Lienholder shall fail to remove any such equipment or personal property from the Premises on or before termination of this Lease, Lienholder shall agree to pay Landlord Rent prorated for the period of time during which such equipment or personal property shall remain on the Premises following such termination. Notwithstanding the foregoing any rights granted to a Lienholder shall be subject to the rights of any mortgage of Landlord with a secured interest in the property of which the Premises are a part.

G.    Early Occupancy.    Tenant shall have the right to occupy the Premises thirty (30) days prior to the Scheduled Term Commencement date in order to move Tenant’s equipment into the Premises. During said Early Occupancy period, Tenant shall be subject to all of the terms and conditions of the Lease, with the exception of the payment of Rent.

H.    Addenda.    Exhibits A and B attached hereto are hereby incorporated into and made a part of this Lease as though fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.

Landlord

Spieker Properties, L.P. a California limited partnership

By:	Spieker Properties, Inc., a Maryland corporation, its general partner

By:

Its: Senior Vice President

Date: December 1, 1997

Tenant

Rhone-Poulenc Rorer Pharmaceuticals, Inc.
a Delaware Corporation

By:

Its: Senior Vice President

Date:

EXHIBIT C

Copy of Bill of Sale

THIS BILL OF SALE is entered into this 21st day of June, 2002, by and between AVENTIS PHARMACEUTICALS INC., formerly named Rhone-Poulenc Rorer Pharmaceuticals, Inc., a Delaware corporation (“API”) and KOSAN BIOSCIENCES, INC., a Delaware corporation (“Kosan”).

WHEREAS, API and Kosan have entered into an Assignment of Lease dated as of June 21, 2002 (“Assignment”); and

WHEREAS, in connection with the Assignment, API desires to transfer, convey, assign, and deliver to Kosan all of API’s right, title and interest in and to the assets described on Exhibit A attached hereto and incorporated by reference herein (“Assets”), and Kosan desires to accept the transfer, conveyance, assignment and delivery thereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, API has bargained, sold, transferred, assigned, set over, and conveyed, and by these presents hereby bargains, sells, transfers, conveys, assigns, sets over, and delivers to Kosan and its successors and assigns the Assets, to have and to hold the Assets by Kosan, its successors and assigns, to its and their use and behalf forever, free and clear of all liens and encumbrances.

API hereby represents and warrants to Kosan that API has good and marketable title to the Assets and that it will warrant and defend such title to the Assets against the claims of all persons; that the Assets are free and clear of all liens, charges and encumbrances; and that API has full right, power and authority to sell the Assets and to make this Bill of Sale.

This Bill of Sale shall be and become effective as provided in the Assignment.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Bill of Sale on the day and year first above written.

AVENTIS PHARMACEUTICALS INC.

By:	/s/ CHARLES D. DALTON
Name: Title	Charles D. Dalton VP—Legal/Corporate Development

Accepted by Kosan this 21st day of June, 2002.

KOSAN BIOSCIENCES, INC.

By:	/s/ MICHAEL S. OSTRACH
Name: Title:	Michael S. Ostrach President